Exhibit 5.1

April 22, 2024	Partner: Andrew Gaffney
andrew.gaffney@klgates.com
The Board of Directors	T +61 3 9640 4329
Genetic Technologies Limited
60-66 Hanover Street	Our ref: gaffnea:7377758.00047
FITZROY VIC 3065

Dear Sirs

Form F-3 Registration Statement

We have acted as Australian legal counsel for Genetic Technologies Limited ACN 009 212 328, a company incorporated under the laws of the Commonwealth of Australia (“Company”), with respect to an offering for sale of up to 560,000 American Depositary Shares and pre-funded warrants to purchase up to 440,000 American Depositary Shares (“Offer”) pursuant to its Form F-3 Registration Statement registered with the U.S. Securities and Exchange Commission dated January 24, 2024 (Registration Statement ) and a Prospectus Supplement (to the Registration Statement) dated April 22, 2024 (Prospectus Supplement). Each of the American Depositary Shares are convertible into 30 fully paid ordinary shares in the Company (“Shares”).

Pursuant to the Registration Statement and Prospectus Supplement, the Company is issuing:

a)	a total of 16,800,000 fully paid ordinary shares in the Company of no par value (“Ordinary Shares”) represented by 560,000 American depositary shares (as evidenced by American Depositary Receipts, each representing 30 Shares) (“ADS”), at US$2.00 per ADS in such amounts as will have an aggregate capital raising of approximately US$1,120,000 (before expenses and costs of the issue), together with:

b)	pre-funded warrants to purchase up to 13,200,000 Ordinary Shares represented by 440,000 ADSs, at an offering price of $1.999 per pre-funded warrant with an exercise price of $0.001 per ADS and will be immediately exercisable (Pre-Funded Warrants) in such amounts as will have an aggregate capital raising of approximately US$879,560 (before expenses and costs of the issue).

The US capital raise is being managed by the Company’s placement agent H.C. Wainwright & Co., LLC (“Wainwright”) pursuant a letter of engagement dated December 22, 2023, as amended to date (“Engagement Letter”), and will be subscribed by US investors, each of whom have executed a Securities Purchase Agreement dated April 18, 2024 with the Company (SPA) for the purchase of:

●	ADS;

●	Warrant ADS (being a warrant to purchase Ordinary Shares represented by ADS); and

●	under circumstances described in the SPA, Pre-Funded Warrants in lieu of the ADSs (upon terms described in the SPA).

collectively	“Securities”.

K&L GATES
Level 25 South Tower 525 Collins Street Melbourne VIC 3000 Australia
GPO Box 4388 Melbourne VIC 3001 DX 405 Melbourne
T +61 3 9205 2000 F +61 3 9205 2055 klgates.com

Assumptions in providing our opinion

As to various questions of fact relevant to this opinion, we have relied on and assumed the accuracy of, without independent verification:

●	an online search of the Company on the Australian Securities and Investments Commission (“ASIC”) records on April 22, 2024 (“ASIC search”);

●	a certificate from the Company’s Company Secretary detailing the securities it has issued in Australia in the prior 12 months and a calculation of the Company’s capacity as at the date of this letter to issue securities pursuant to ASX Listing Rule 7.1;

●	the Company’s Constitution (a copy of which was provided to us by the Company).

For the purpose of the opinions set out below, we have also assumed, with your agreement and without independent investigation or verification, that:

(a)	all signatures are genuine and all documents, instruments and certificates submitted to us as originals are authentic and conform exactly with the authentic originals of all documents, instruments and certificates submitted to us as copies or forms or originals;

(b)	that each party to each document has all the requisite power and authority (corporate and otherwise) to execute and deliver and perform its obligations there under;

(c)	all matters of internal management required by the constitution of each of the parties to the relevant documents have been duly attended to (including, without limitation, the holding of properly constituted meetings of the boards of directors of each of those parties and the passing at those meetings of appropriate resolutions);

(d)	that any documents which purport to be governed by the law of any jurisdiction other than the federal and state laws of the Commonwealth of Australia are legal, valid and binding obligations on all of the parties thereto and under the applicable law and that none of the execution, delivery or performance of any document by any party thereto violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the federal and state laws of the Commonwealth of Australia;

(e)	the Company will not engage in fraudulent or unconscionable conduct or conduct which is misleading or deceptive or which is likely to mislead or deceive in relation to the issuance or sale of Shares or ADS;

(f)	there is no bad faith, fraud, undue influence, coercion or duress or similar conduct on the part of the Company in relation to the issuance or sale of Shares or ADS under the Registration Statement;

(g)	all information provided to us by or on behalf of officers of the Company was true, correct and complete when provided and remains so at the date of this letter, containing all information required, without us making any separate enquiry or investigation other than viewing the ASIC search, in order for us to provide this opinion;

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(h)	no party has contravened or will contravene any provision of the Australian Corporations Act 2001 (including Chapters 2E, 2J, 6 or generally sections 1041H or 1043A) (“Corporations Act”) by the issue of the Registration Statement or giving effect to any transaction in connection with a Registration Statement or undertaking or being involved in a transaction related to or connected with the Registration Statement or generally in any subsequent dealing in the Shares or ADS issued under the Registration Statement;

(i)	the Company will at all times duly comply with all its obligations under the Corporations Act, the ASX Listing Rules and otherwise required by law ;

(j)	the Company is and will be able to pay its debts as and when they fall due and is otherwise solvent as at the time the Shares or ADS are issued or sold;

(k)	the ASIC search we have examined is accurate and that the information disclosed by the search conducted by us is true and complete and that such information has not since then been altered and that such search did not fail to disclose any information which had been delivered for registration or filing against the Company’s records but which did not appear on the public records at the date of our search; and

(l)	the Company will lodge all requisite notices with the ASX in respect of the contemplated issue of securities under Offer.

Opinion

Based on and subject to the foregoing and in reliance thereof, in our opinion, the 30,000,000 Shares into which the American Depositary Shares the subject of the Offer under the Registration Statement are convertible-

1.	have been duly authorized by the Company; and

2.	when issued, will be validly issued, fully paid and non-assessable securities (in the Australian sense of no further monies being owed by the purchasers to the Company for the shares) of the Company.

This opinion is limited to the federal and state laws of the Commonwealth of Australia and no opinion or representation is given in respect of the application of any foreign laws to the issue or transfer of the securities or the contents or generally the compliance of the Registration Statement, the Prospectus Supplement or any other matters under any applicable US laws or regulations.

Applicability

This opinion is given as at the date of this letter and we undertake no obligation to advise you of any changes (including but not limited to any subsequently enacted, published or reported laws, regulations or individual decisions) that may occur or come to our attention after the date of this letter which may affect our opinion.

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We consent to incorporation by reference of this opinion in the Registration Statement and Prospectus Supplement and to the reference of this firm under the caption “Legal Matters” therein, and we consent to the filing of this opinion as an exhibit 5.1 to the Company’s Report on Form 6-K.

Yours faithfully

Andrew Gaffney

Partner

K&L Gates

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